UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 5, 2007

CYBERLUX CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-33415	91-2048978
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4625 Creekstone Drive, Suite 130,Research Triangle Park, Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 474-9700

Copies to:
John W. Ringo
Secretary and Corporate Counsel
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, NC 27703
Phone: (919) 474-9700
Fax: (919) 474-9712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Cyberlux Corporation today announced that it has commenced an action against AJW Partners, LLC, AJW Offshore, LTD., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC, (the “Defendants”) in the United States District Court for the Southern District of New York for violations of the anti-fraud provisions of the Securities Act of 1934, fraud, negligent misrepresentation, breach of fiduciary duty, breach of contract, breach of implied covenant of good faith and fair dealing and conversion. The complaint alleges that the Defendants utilized an illegal trading scheme involving deceptive secured loan financings to convert shares of Company’s common stock for the Defendants’ own use and benefit. The trading scheme involved the Defendants manipulating the Company’s stock price downward by short sales. In addition the complaint seeks declaratory, injunctive and monetary relief.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Complaint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLUX CORPORATION

Dated: September 5, 2007	BY:	/s/ Donald F. Evans
Donald F. Evans Chief Executive Officer